UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 27, 2016
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 27, 2016, Nexstar Broadcasting Group, Inc. (“Nexstar”) issued a press release announcing the entry into definitive agreements to sell two stations to Graham Media Group, Inc. (“Graham”) for a total consideration of $120 million, two stations to Bayou City Broadcasting Lafayette, Inc. (“BCBL”) for $40 million in cash and one station to Marquee Broadcasting, Inc. (“Marquee”). On June 3, 2016, Nexstar issued a press release announcing the entry into a definitive agreement to sell two stations to Gray Television Group, Inc. (“Gray”) for $270 million in cash. The stations are as follows:

Buyer	Current Owner	Station	Affiliation	Market
Graham	Nexstar Media General	WCWJ WSLS-TV	The CW NBC	Jacksonville, Florida Roanoke-Lynchburg, Virginia
BCBL	Nexstar	KADN-TV KLAF-LD	FOX NBC	Lafayette, Louisiana
Marquee	Nexstar	KREX-TV	Satellite station of Nexstar-owned CBS affiliate KREX-TV	Denver, Colorado
Gray	Media General	WBAY-TV KWQC-TV	ABC NBC	Davenport -Moline-Rock Island, (Quad Cities) Iowa

On January 27, 2016, Nexstar and Media General, Inc. (“Media General”) entered into a definitive merger agreement whereby Nexstar will acquire all outstanding shares of Media General.  The above planned divestitures reflect Nexstar’s stated intention to divest certain television stations in order to comply with the Federal Communications Commission (“FCC”) local and national television ownership rules, to meet the 39% U.S. television household national ownership cap and to obtain FCC and Department of Justice approval of the proposed Nexstar / Media General transaction.

A copy of each press release is attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 27, 2016, announcing entry into definitive agreements to sell five stations in four markets.
99.2	Press Release dated June 3, 2016, announcing entry into a definitive agreement to sell two stations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 3, 2016	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 27, 2016, announcing entry into definitive agreements to sell five stations in four markets.
99.2	Press Release dated June 3, 2016, announcing entry into a definitive agreement to sell two stations.